UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 30, 2014

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On January 30, 2014, LightPath Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  A total of 13,800,431 shares of common stock were issued and outstanding as of the record date of the Meeting, December 3, 2013, and a total of 9,987,867 shares were present or represented by proxy and voted at the Meeting, constituting a quorum.  The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on December 9, 2013 (the “Proxy”):

Proposal 1 – Election of Class I directors. The Company’s stockholders duly elected Mr. Ripp and Mr. Gaynor by at least a plurality of the votes cast, each to serve until his successor is elected and qualified or until his earlier resignation or removal. The results of the voting were as follows:

	For	Withheld	Abstain	Broker Non-Votes
a) Robert Ripp	4,663,629	110,909	0	5,213,329
b) J. James Gaynor	4,584,659	189,879	0	5,213,329

Proposal 2 – “Say-on-Pay” advisory vote. The Company’s stockholders approved, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
4,491,094	256,823	26,621	5,213,329

Proposal 3 – Ratification of the Independent Public Accountant: The Company’s stockholders ratified the selection of Cross, Fernandez & Riley as the Company’s independent public accountant. The results of the voting were as follows.

For	Against	Abstain	Broker Non-Votes
9,769,147	211,960	6,760	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: January 31, 2014	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO